UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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NIELSEN HOLDINGS PLC

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Explanatory Note: On July 25, 2022, Nielsen Holdings plc, a public limited company formed under the laws of England and Wales (“Nielsen”), issued a press release announcing the recommendation by leading independent proxy advisory firm Institutional Shareholder Services, Inc. (“ISS”) that Nielsen shareholders vote “FOR” all proposals to be considered and voted on at Nielsen’s Court Meeting and Special Meeting of Shareholders in connection with the previously announced proposed acquisition of Nielsen by a consortium of private investment funds led by Evergreen Coast Capital Corporation, an affiliate of Elliott Investment Management L.P., and Brookfield Business Partners L.P., together with institutional partners. A copy of the press release is included below.

Independent Proxy Advisory Firm ISS Recommends Nielsen Shareholders Vote “FOR” The Proposed Transaction with Consortium of Private Investment Funds

•	Nielsen Board of Directors Continues to Unanimously Recommend Stockholders Vote “FOR” the Proposed Transaction

•	Special Meetings of Nielsen Shareholders Scheduled to be held on August 9, 2022

•	Transaction Delivers Immediate Value to Nielsen Shareholders at a Significant Premium

New York – July 25, 2022 – Nielsen Holdings plc (NYSE: NLSN) today announced that leading independent proxy advisory firm Institutional Shareholder Services, Inc. (“ISS”), recommended that Nielsen shareholders vote “FOR” all proposals to be considered and voted on at Nielsen’s Court Meeting and Special Meeting of Shareholders in connection with the previously announced proposed acquisition of Nielsen by a consortium of private investment funds (“Consortium”) led by Evergreen Coast Capital Corp., an affiliate of Elliott Investment Management L.P., and Brookfield Business Partners L.P., together with institutional partners.

Nielsen has two shareholder meetings scheduled for August 9, 2022 beginning at 8:15 AM ET: a “Court Meeting” and a “Special Meeting.” The key business of these shareholder meetings is to vote on certain proposals for Nielsen to be acquired for $28.00 per share in cash by the Consortium. At the Court Meeting (which is convened by the High Court of Justice in England and Wales pursuant to U.K. law to which Nielsen is subject), shareholders will vote on whether to approve the proposed transaction by way of a scheme of arrangement. At the Special Meeting (which will immediately follow the Court Meeting), shareholders will vote on related proposals to carry the proposed transaction into effect, as well as an advisory proposal with respect to the compensation to be paid Nielsen’s named executive officers in connection with the proposed transaction.

“We are very pleased with ISS’s recommendation that shareholders vote ‘FOR’ the proposed transaction with the Consortium,” said David Kenny, Chief Executive Officer of Nielsen. “The entire Nielsen Board and management team remain confident that the proposed transaction is in the best interest of the Company and all its shareholders, offering immediate cash value to shareholders at a significant premium while also supporting Nielsen’s commitment to our clients, employees and stakeholders. We look forward to the completion of this transaction and encourage Nielsen shareholders to follow the recommendation of ISS and vote ‘FOR’ all transaction-related proposals.”

As previously announced on March 29, 2022, Nielsen entered into a definitive agreement to be acquired by the Consortium for $28 per share in an all-cash transaction valued at approximately $16 billion, including the assumption of debt. The Nielsen Board of Directors voted unanimously to support the acquisition proposal, which represents a 60% premium over Nielsen’s unaffected stock price as of March 11, 2022, the last trading day before market speculation regarding a potential transaction. The Board reached this determination following a comprehensive review of the proposal, with the assistance of its independent financial and legal advisors. The proposed transaction is expected to close in the second half of 2022, subject to approval by Nielsen’s shareholders and the satisfaction of other customary closing conditions.

The Nielsen Board of Directors strongly recommends that Nielsen shareholders vote “FOR” each of the proposals related to the proposed transaction by completing and returning their proxy cards, or by submitting their proxies by telephone or over the Internet. Nielsen shareholders are advised that if they have any questions or need assistance in voting their shares, they should contact Nielsen’s proxy solicitor, Innisfree M&A Incorporated, by calling (877) 750-8269 (TOLL-FREE from the U.S. and Canada) or +1 (412) 232-3651 (from other locations).

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen has filed and will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s definitive proxy statement on Schedule 14A filed on July 8, 2022 (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they contain or will contain important information about the proposed transaction.

Nielsen’s shareholders are able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that are incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 675 6th Avenue New York, NY 10010, Attention: Investor Relations; telephone (410) 717-7134, or from Nielsen’s website www.nielsen.com.

Participants in Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2022 Annual General Meeting, which was filed with the SEC on April 5, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and other relevant materials filed or to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the Proposed Transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the Proposed Transaction and Nielsen ONE. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of Nielsen’s new business strategy in accomplishing Nielsen’s objectives, economic or other conditions in the markets Nielsen is engaged in, impacts of actions and behaviors of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules and processes affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Proposed Transaction that could reduce anticipated benefits or cause the parties to abandon the Proposed Transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement, the possibility that Nielsen shareholders may not approve the Proposed Transaction, the risk that the parties to the Transaction Agreement may not be able to satisfy the conditions to the Proposed Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Proposed Transaction, the risk that any announcements relating to the Proposed Transaction could have adverse effects on the market price of Nielsen ordinary shares, the risk of any unexpected costs or expenses resulting from the Proposed Transaction, the risk of any litigation relating to the Proposed Transaction, the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk the pending Proposed Transaction could distract management of Nielsen, and other specific risk factors that are outlined in Nielsen’s other disclosure filings and materials, which you can find on www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

About Nielsen

Nielsen shapes the world’s media and content as a global leader in audience measurement, data and analytics. Through our understanding of people and their behaviors across all channels and platforms, we empower our clients with independent and actionable intelligence so they can connect and engage with their audiences—now and into the future.

An S&P 500 company, Nielsen (NYSE: NLSN) operates around the world in more than 55 countries. Learn more at www.nielsen.com or www.nielsen.com/investors and connect with us on Instagram, Facebook, Twitter, LinkedIn.